UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.

On October 28, 2026, D-Wave Quantum Inc. (“D-Wave” or the “Company”) and LG CNS Co., Ltd. (“LG CNS”), a leading AI transformation company in South Korea, announced that the companies have signed a non-binding memorandum of understanding (“MOU”) to advance the adoption of quantum computing for enterprise optimization in South Korea and international markets. The collaboration will focus on applying D-Wave’s annealing quantum computing technology to complex optimization challenges, with the goal of moving applications from proof of concept into production.

D-Wave CEO Dr. Alan Baratz and LG CNS President and CEO Hyun Shin-Gyoon announced the MOU onstage at D-Wave’s Qubits Asia conference in Seoul. The companies intend to combine D-Wave’s annealing quantum computing technologies with LG CNS’s industry expertise, mathematical optimization capabilities and systems integration experience to develop applications for customers in manufacturing, telecommunications, finance and retail. The companies also intend to pursue joint go-to-market opportunities. A copy of the press release is attached as Exhibit 99.1.

Also on October 28, 2026, D-Wave announced that its customer Shionogi & Co., Ltd. (“Shionogi”) has won first place in the Quality of Life (QOL) category of the NEDO Challenge for its research exploring the application of quantum computing to drug discovery. The award-winning research includes, among other achievements, a peer-reviewed study published in Scientific Reports in July 2026, which integrated D-Wave annealing quantum computing technology into a generative AI model for molecular design.

Among the achievements included in the award-winning peer-reviewed research, conducted in collaboration with D-Wave, was that 97% of molecular representations generated by the quantum-assisted model were chemically valid, compared with 73% using an equivalent classical model. The quantum-assisted model also generated a higher proportion of molecules with strong drug-likeness scores, exceeding both the classical model and the training dataset. These findings demonstrate how annealing quantum computing could improve the quality of generative AI outputs for early-stage drug discovery. The ¥40 million NEDO prize will support Shionogi’s continued research into applying quantum computing to one of the pharmaceutical industry’s most complex challenges: designing promising new drug candidate molecules. A copy of the press release is attached as Exhibit 99.2.

The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 28, 2026.
99.2	Press release, dated October 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer